Exhibit 99.2

FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS

5310 HARVEST HILL ROAD, SUITE 275, LB 152

DALLAS, TEXAS 75230 - 5805

(972)788-1110  Telefax (972)991-3160  (E MAIL) forgarb@forgarb.com

June 1, 2006

Mr. Mike Ricketts

Cano Petroleum, Inc.

309 W. 7th Street, Suite 1600

Fort Worth, Texas 76102

Re: SEC Case

Dear Mr. Ricketts:

At your request, Forrest A. Garb & Associates, Inc. (FGA) has estimated the reserves and future revenue, as of April 1, 2006, attributable to interests owned by Cano Petroleum, Inc. (Cano) and their wholly owned subsidiaries, Square One Energy, Inc. and Ladder Energy Corp., in certain oil and gas properties located in the Davenport Unit of the Stroud field in Lincoln County, Oklahoma; the Desdemona field in Comanche, Eastland, and Erath Counties, Texas; the Delaware-Childers field in Nowata County, Oklahoma; the Panhandle and Pantwist projects in Carson, Gray, Hutchinson, Moore, Roberts, Sherman, and Wheeler counties, Texas; and the Rich Valley project in Oklahoma and Kansas. The Rich Valley project includes properties in the Cherokita Trend, Enid NE, Grant-Pond Creek NE, Grant-Pond Creek SE, McKinney, Orlando, Rich Valley, Sooner Trend, and Zion NE fields.

This report has been prepared using the guidelines of the Securities and Exchange Commission (SEC), which specify a 10 percent discount factor and constant oil and gas prices and costs. The Table 1 summarizes the estimated reserves and revenue:

Table 1:  Total Reserve Summary

	Estimated Net Reserves(1)				Estimated Future Net Revenue (M$)(2)
Proved Reserve Category	Oil and Condenate (MBbl)(3)	Natural Gas Liquids (MGal)	Gas (MMcf)(4)	Equivalent Oil Barrels (MBOe)(5)	Undiscounted	Discounted at 10% Per Year(6)
Developed
Producing	5,528.661	6,393.428	23,832.728	9,617.336	277,504.230	108,952.143
Non-producing	1,250.673	4,406.776	7,098.913	2,514.162	55,250.398	20,181.639
Behind Pipe	0.000	0.000	63.309	10.552	230.145	76.431
Undeveloped	25,860.643	0.000	44,063.709	33,204.595	1,371,570.369	318,581.328
Total Proved(7)	32,639.977	10,800.204	75,058.659	45,346.644	1,704,555.142	447,791.540

Table 2 summarizes Cano’s reserves by project area.

Table 2:  Reserves by Project

	Estimated Net Reserves(1)				Estimated Future Net Revenue (M$)(2)
Proved Reserve Category	Oil and Condenate (MBbl)(3)	Natural Gas Liquids (MGal)	Gas (MMcf)(4)	Equivalent Oil Barrels (MBOe)(5)	Undiscounted	Discounted at 10% Per Year(6)

(a) Corsicana
Undeveloped	847.771	0.000	0.000	847.771	31,899.259	19,435.092
Total Proved(7)	847.771	0.000	0.000	847.771	31,899.259	19,435.092

(i) Davenport
Developed
Producing	339.774	149.840	95.137	358.362	7,565.765	3,812.479
Non-producing	902.066	0.000	0.000	902.066	18,598.560	8,277.693
Total Proved(7)	1,241.840	149.840	95.137	1,260.428	26,164.325	12,090.172

(ii) Desdemona
Developed
Producing	274.492	6,243.588	0.000	388.314	6,981.572	3,666.410
Non-producing	332.923	4,406.776	7,098.913	1,596.412	36,302.908	11,778.736
Total Proved(7)	607.414	10,650.364	7,098.913	1,984.725	43,284.479	15,445.146

(iii) Nowata
Developed
Producing	1,288.020	0.000	154.524	1,313.774	30,212.973	14,647.759
Non-producing	15.684	0.000	0.000	15.684	348.931	125.209
Total Proved(7)	1,303.704	0.000	154.524	1,329.458	30,561.904	14,772.968

(iv) Panhandle
Developed
Producing	2,725.448	0.000	13,344.762	4,949.575	151,679.061	52,946.492
Undeveloped	20,977.034	0.000	38,599.830	27,410.339	1,116,186.545	250,043.163
Total Proved(7)	23,702.482	0.000	51,944.593	32,359.914	1,267,865.606	302,989.655

(v) Pantwist
Developed
Producing	718.136	0.000	8,372.276	2,113.515	71,281.624	28,772.283
Non-producing	0.000	0.000	0.000	0.000	0.000	0.000
Undeveloped	4,035.838	0.000	5,463.878	4,946.484	223,484.565	49,103.073
Total Proved(7)	4,753.974	0.000	13,836.155	7,060.000	294,766.189	77,875.355

(vi) Rich Valley
Developed
Producing	182.792	0.000	1,866.028	493.797	9,783.235	5,106.721
Behind Pipe	0.000	0.000	63.309	10.552	230.145	76.431
Total Proved(7)	182.792	0.000	1,929.338	504.348	10,013.380	5,183.152

The attached report presents projections of production and revenue for the interests studied. Also provided is a discussion of engineering and economic considerations incorporated in the forecasts.

Cano provided ownership interest in the properties, and FGA accepted the extent and character of ownership (working interest and net revenue interest) as represented. Our staff conducted no independent well tests, property inspections, or audits of completion and operating expenses as part of this study.

FGA is an independent firm of geologists and petroleum engineers. Neither the firm nor its employees own any interest in the properties studied, nor have we been employed on a contingency basis.

We appreciate the opportunity to submit this evaluation. Should you have any questions, please do not hesitate to call.

This report was prepared under the supervision of W.D. Harris III, Registered Professional Engineer No. 75222, State of Texas.

Yours truly,

/s/ Forrest A. Garb & Associates, Inc.

Forrest A. Garb & Associates, Inc.
/s/ W.D Harris III

W. D. Harris III
Chief Executive Officer
Forrest A. Garb & Associates, Inc.